Exhibit 10.5

CONSULTING AGREEMENT

Effective as of August 15, 2024 (the “Effective Date”), Aspira Women’s Health Inc. (the “Company”), and John Kallassy (“Consultant”) agree as follows:

1.
Services and Compensation.
(a)
Services. Consultant agrees to provide the services described in Exhibit A attached hereto (the “Services”). The consulting relationship between the Company and Consultant, whether commenced before, upon or after the Effective Date of this Agreement, is referred to herein as the “Relationship.” Consultant agrees to perform the Services consistent with applicable professional standards. In connection with the Services, Consultant shall do all of the following:
(i)
Keep and maintain in a timely fashion accurate and appropriate records in connection with the Services, as requested by Company;

(ii)
Comply with the policies, procedures, protocols, bylaws, orders, rules and regulations of the Company;

(iii)
Promote Company’s corporate compliance programs and professional practice, to the extent permitted by law;

(iv)
Maintain and remain in good standing with all applicable licensures and professional standards in order to perform Services under this Consulting Agreement, and comply with all applicable federal, state, regulatory, and local laws; and

(v)
Be courteous and respectful of the rights and dignity of patients with whom Consultant shall come into contact and work cooperatively with professional and administrative staff of Company and its affiliated entities, including Aspira Labs.
(b)
Compensation. As the only consideration due Consultant for such Services, the Company will provide Consultant with the consideration described in Exhibit A attached hereto. Consultant shall be paid in the manner and at the times described in Exhibit A.
2.
Confidential Information.
(a)
Definition. For purposes of this Agreement, “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties, including Company Confidential Information includes, without limitation, all medical records, case histories, files concerning patients, Inventions (as defined below), technical data, trade secrets, know-how, research, product or service ideas or plans, software code and designs, developments, processes, formulas, techniques, biological materials, mask works, designs and drawings, hardware configuration information, information relating to employees and other service providers of the Company (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers (including, but not limited to, those on whom Consultant called or with whom Consultant became acquainted during the Relationship), information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information.

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(b)
Protection of Confidential Information. At all times during the term of the Relationship and thereafter, Consultant will hold in strictest confidence and not disclose Confidential Information to any person, firm, corporation or other entity without prior written authorization from the Company, and will not use Confidential Information except to perform the Services, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved. Consultant will not make any copies of Confidential Information except as authorized by the Company.
(c)
Third Party Information and Other Rights. Consultant’s agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. This Agreement is intended to supplement, and not to supersede, any rights the Company may have with respect to the protection of trade secrets or confidential or proprietary information.
(d)
No Disclosure or Use of Information of Others. Consultant will not disclose to the Company, or use for its benefit, any confidential information or material in violation of the rights of Consultant’s former employers or any third parties. Consultant will not improperly use or disclose, or bring onto the premises of the Company, any confidential or proprietary information or material of any third party for which Consultant has provided or currently provides service.
3.
Compliance with Laws. At all times during the term of this Agreement, the parties shall comply with all applicable federal, state, and local laws and regulations, including, but not limited to, the Office of Foreign Assets Control and the Health Insurance Portability and Accountability Act of 1996, as amended. Moreover, at all times during the term of this Agreement, Consultant agrees to comply with the Company Code of Conduct. See https://aspirawh.com/wp-content/uploads/2021/03/Code-of-Business-Conduct-and-Ethics-updated-09.01.2020.pdf. Notwithstanding any unanticipated effect of any of the provisions in this Agreement, neither party shall intentionally conduct itself (and shall take particular care to assure that no employee or agent of the respective party conducts itself) under the terms and conditions of this Agreement in a manner that constitutes a violation of any law. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency, or legal counsel of Company or Consultant in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Company and Consultant shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between Company and Consultant.
4.
Ownership of Inventions.
(a)
Definition. For purposes of this Agreement, “Inventions” mean discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. Inventions include, but are not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. For purposes of this Agreement, “Company Inventions” mean any Inventions that Consultant, solely or jointly with others, authors, discovers, develops, conceives or reduces to practice, in whole or in part, practice in connection with, or as a result of, the Services performed for the Company, except as provided in Section 4(j) hereof.
(b)
Inventions Retained. Attached hereto as Exhibit B is a complete list describing

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(without disclosing any third party confidential information) all Inventions that, as of the Effective Date, belong solely to Consultant or belong to Consultant jointly with others, that relate in any way to any of the Company’s current or proposed businesses, products, technologies or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, Consultant represents that there are currently no such Inventions.
(c)
Assignment of Company Inventions. Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all right, title and interest of Consultant in and to any and all Company Inventions throughout the world, including all copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights and all other intellectual property rights of any sort relating thereto. Consultant agrees that all Company Inventions are “works made for hire” to the greatest extent permitted by applicable law. Consultant hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, that Consultant now has or may hereafter have for infringement of any and all Company Inventions and intellectual property rights related thereto.
(d)
License to Inventions. If in the course of the Relationship Consultant uses or incorporates into any Company Invention any confidential information or Inventions in which Consultant or a third party has an interest and which is not covered by Section 4(c) hereof, Consultant will promptly so inform the Company. Whether or not Consultant gives such notice, Consultant hereby irrevocably grants to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with full right to transfer and sublicense, to practice and exploit such confidential information and Inventions and to make, have made, copy, modify, make derivative works of, use, sell, import and otherwise distribute under all applicable intellectual property rights without restriction of any kind.
(e)
Moral Rights. To the extent allowed by law, this Section 4 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist's rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent Consultant retains any such Moral Rights under applicable law, Consultant hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or on behalf of the Company and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications, consents and agreements from time to time as requested by the Company.
(f)
Maintenance of Records. Consultant agrees to maintain adequate and current written records of all Company Inventions. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings or any other format. The records will be available to and remain the sole property of the Company at all times. Consultant agrees to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Section 9 hereof.
(g)
Patents and Copyrights. Consultant agrees to assist the Company or its designee, at its expense, in every proper way to secure the Company’s or its designee’s rights in the Company Inventions and any copyrights, patent, rights trademark rights, mask work rights, moral rights, sui generis database rights or other intellectual property rights of any sort relating thereto throughout the world, including the disclosure of information with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations and all other instruments which the Company or its designee shall deem necessary to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign to the Company or its designee, and any successors, assigns and nominees, the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patent rights, trademark rights, mask work rights, sui generis database rights and other intellectual property rights of any sort relating thereto throughout the world. Consultant agrees that

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Consultant’s obligation to execute any such instrument or papers shall continue during and after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, and prosecution, issuance, maintenance or transfer of, letters of patents, copyrights, trademarks, mask works and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and will not be affected by Consultant’s subsequent incapacity.
(h)
Exploitation of Company Inventions. All decisions with respect to the time, manner, form and extent of publication or other use or exploitation of any Company Inventions will rest exclusively with the Company.
(i)
Online Accounts. Consultant agrees that Consultant will register all domains, usernames, handles, social media accounts and similar online accounts which Consultant registers on behalf of the Company and which relate to the Company or its intellectual property rights (the “Online Accounts”) in the name of the Company, except to the extent that such requests by the Company are prohibited by law. The term “Online Accounts” shall exclude any domains, usernames, handles, social media accounts and similar online accounts which Consultant has registered, or may in the future register, under Consultant’s name exclusively for Consultant’s personal use. If any Online Account that is not (or by the terms of such Online Account cannot be) registered in the name of the Company is registered in Consultant’s name or under Consultant’s control, Consultant agrees to assign ownership and control of such Online Account to any person designated by the Company upon the Company’s request. Consultant agrees to use any Online Account, whether registered in Consultant’s name or the name of the Company, in compliance with any applicable policies or guidelines of the Company.
(j)
Exception to Assignments. Consultant understands that the Company Inventions will not include, and the provisions hereof requiring assignment of inventions to the Company do not apply to, any Invention which qualifies fully for exclusion under the provisions attached hereto as Exhibit C. In order to assist in determining which Inventions qualify for such exclusion, Consultant will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly authored, discovered, developed, conceived or reduced to practice by Consultant, in whole or in part, during the Relationship.
5.
Company Property. Consultant agrees that (a) if Consultant uses the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages and voice messages), Consultant will have no expectation of privacy or claim of ownership with respect to information stored on or communicated using such systems and that Consultant’s activity and any files or messages on or using any of those systems may be monitored at any time without notice, and (b) any property situated on the Company’s premises, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.
6.
Warranty. Consultant represents and warrants that (a) Consultant has sufficient expertise and experience to perform the Services contemplated by this Agreement; (b) the Services will be performed in a professional and workmanlike manner consistent with industry standards and that further Consultant (i) is not currently excluded, debarred, or otherwise ineligible to participate in the Federal health care programs as defined in 42 USC § 1320a-7b(f) (the “Federal Health Care Programs”); (ii) has not been convicted of a criminal offense related to the provision of health care items or services but has not yet been excluded, debarred, or otherwise declared ineligible to participate in the Federal Health Care Programs; and (iii) is not under investigation or otherwise aware of any

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circumstances which may result in Consultant being excluded from participation in the Federal Health Care Programs; (c) all work under this Agreement will be Consultant’s original work, and neither the Services nor any Company Inventions, nor any development, use, production, distribution or exploitation thereof, will infringe, misappropriate or violate any intellectual property or other rights of any person or entity (including, without limitation, Consultant); (d) Consultant has the full right to provide the Company with the assignments and rights provided for herein and otherwise to fully perform Consultant’s obligations under this Agreement; (e) Consultant will have each person who may be involved in any way with, or have any access to, any Services or Confidential Information enter into (prior to any such involvement or access) a binding agreement for the Company's benefit that is at least as protective of the Company’s rights as provided herein; (f) Consultant will comply with all applicable laws and regulations in the course of performing the Services; (g) Consultant has obtained, and will maintain in full force and effect, any licenses that may be required to perform the Services; (h) entering into this Agreement does not violate any of Consultant’s contractual or other obligations to any third party. Without limiting the foregoing, Consultant represents and warrants that this Agreement, Consultant’s provision of Services on behalf of Company, and any amounts to be paid hereunder are in compliance with any applicable policies of Consultant’s employer.

These shall be ongoing representations and warranties during the term of this Agreement and Consultant shall immediately notify Company of any change in the status of the representations and warranties set forth in this Section 7. In addition to any other rights, any breach of the representations and warranties set forth in this Section 7 shall give Company the right, at Company’s option, to immediately rescind this Agreement or to terminate this Agreement immediately for cause.

7.
No Conflicts
(a)
Non-solicitation. Consultant agrees that, during the term of the Relationship and for a period of twelve (12) months following the termination of the Relationship for any reason, Consultant will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees, consultants or other service providers to terminate their relationship with the Company, or attempt to do so, whether for Consultant’s own benefit or that of any other person or entity.

(b)
No Conflicting Obligations. Consultant represents and warrants that Consultant’s performance of the Services and all other obligations under this Agreement does not and will not breach any written or oral agreement Consultant has entered into, or will enter into, with any other party. Consultant will not induce the Company to use any Inventions or confidential information or material belonging to any other client, employer or other party. Consultant agrees not to enter into any written or oral agreement that conflicts with this Agreement or otherwise creates a conflict of interest with Consultant’s Services.
8.
No Conflicting Activities. Consultant agrees that, during the term of the Relationship, Consultant will not (i) engage in any activity (whether or not during business hours) that is in any way competitive, or prepare to compete, with the business or demonstrably anticipated business of the Company, (ii) assist any other person or entity in competing, or in preparing to compete, with any business or demonstrably anticipated business of the Company, and (iii) act as an employee, consultant, director or advisor to any other business, or take any action that would constitute a conflict of interest, without the prior written consent of the Company.

9.
Term; Termination. This Agreement is effective as of the Effective Date and will continue for up to six (6) months. Either party may terminate this Agreement at any time, with or without cause, upon thirty (30) days’ written notice to the other party. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses or is unable to perform or debarred

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from performing the Services or is in breach of any material provision of this Agreement. Consultant agrees that, at the end of the Relationship, (a) Consultant will deliver to the Company (and will not retain, copy or deliver to anyone else) any and all keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, sketches, laboratory notebooks, materials, flow charts, equipment or other documents or property developed by Consultant pursuant to the Relationship or otherwise belonging to the Company, and (b) will sign and deliver a certificate that certifies to Consultant’s full compliance with the provisions of this Section 9 in such form as may be acceptable to the Company.
10.
Survival. Sections 2 through 5 and 7 through 13 hereof and any remedies for breach of this Agreement will survive any termination or expiration. The Company may communicate such obligations to any other (or potential) client or employer of Consultant.
11.
Independent Contractor; No Employee Benefits. Consultant agrees that Consultant is an independent contractor (not an employee or other agent) solely responsible for the manner and hours in which Services are performed, is solely responsible for all taxes, withholdings and other statutory, regulatory or contractual obligations of any sort, and is not entitled to participate in any employee benefit plans, group insurance arrangements or similar programs of the Company. Consultant will ensure that any employees, contractors and other service providers of Consultant involved in the Services are bound to the foregoing, and to all of Consultant's obligations under any provision of this Agreement, for the Company’s benefit, and Consultant will be responsible for any noncompliance by them. Consultant agrees to indemnify the Company from any and all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, on account of the foregoing or any breach of this Agreement or any other action or inaction by, for or on behalf of, Consultant.
12.
Insurance. Company shall obtain and maintain a professional liability insurance policy, covering actual or threatened claims of malpractice made during the term of this Agreement based on professional services provided on behalf of Company, including professional services provided by Consultant under this Agreement, at policy limits determined by Company. Coverage is and shall be applicable only to incidents arising out of and related to professional services rendered while Consultant is providing professional services for Company under this Agreement, subject to the terms and conditions of the applicable policies of insurance. Upon termination of this Agreement, Company shall obtain an extended reporting endorsement, or “tail” coverage, for actual or threatened claims arising from or related to professional services provided by Consultant during the term of this Agreement.
13.
General Provisions.
(a)
Arms-Length Transaction. The Parties acknowledge and agree that (a) the aggregate services contracted for do not exceed those which are reasonably necessary to accomplish the commercially reasonable business purposes of Company, (b) the compensation set forth herein represents the fair market value of the Services provided by Consultant to Company negotiated in an arm’s-length transaction and has not been determined in a manner which takes into account the volume or value of referrals or business, if any, that may otherwise be generated between the Parties, (c) this Agreement and any Statement of Work Addendum covers all of the services Consultant provides to Company, and (d) where applicable for Consultants who are also HealthCare Professionals, this Agreement complies with the AdvaMed Code of Ethics on Interactions with Healthcare Professionals, as such code may be amended from time to time. Nothing contained in this Agreement shall be construed in any manner as an obligation or inducement on the making of any patient referrals by Consultant to Company or by Company to Consultant. The Parties further agree that this Agreement does not involve the counseling or promotion of a business arrangement that violates federal or state law. If, as a result of a change in law or otherwise, this Agreement is reasonably determined by either Party to violate, or present an unacceptable

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risk of violating, any federal, state, or local laws, rules, or regulations, then the Parties agree to negotiate in good faith revisions to any provision which is in, or which presents an unacceptable risk of, violation. If the Parties are unable to agree to modified terms as required to bring the entire Agreement into compliance or into an acceptable level of risk, then either Party may immediately terminate this Agreement on written notice to the other Party.
(b)
Governing Law; Venue. This Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).
(c)
Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire agreement and understanding between the parties relating to its subject matter and supersedes all prior discussions and agreements (whether oral or written) between the parties with respect thereto. No amendments or waivers to this Agreement will be effective unless in writing and signed by the party against whom such amendment or waiver is to be enforced. The failure of either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.
(d)
Severability. If any provision of this Agreement is deemed void or unenforceable, such provision will nevertheless be enforced to the fullest extent allowed by law, and the validity of the remainder of this Agreement will not be affected.
(e)
Successors and Assigns. Consultant may not assign, transfer or subcontract any obligations under this Agreement without the written consent of the Company. Any attempt to do so will be void. The Company may assign its rights and obligations under this Agreement in whole or part. This Agreement will be binding upon Consultant’s heirs, executors, administrators and other legal representatives, and Consultant’s successors and permitted assigns, and will be binding on and for the benefit of the Company and its successors and assigns.
(f)
Remedies. Consultant acknowledges and agrees that violation of this Agreement will cause the Company irreparable harm and that the Company will therefore be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, if such bond or security is required, Consultant agrees that a $1,000 bond will be adequate), in addition to any other rights or remedies that the Company may have for a breach of this Agreement. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses in addition to court costs.
(g)
Dispute Resolution Process. To ensure rapid and economical resolution of any and all disputes that might arise in connection with this Agreement, the aggrieved party agrees to provide written notice of any and all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement (“Dispute”). Within 15 days of receipt of the written claim, a representative of each party holding the title of VP or the equivalent shall meet in person or telephonically in a good faith attempt to resolve the dispute. Failing resolution, within 10 days, the Dispute would escalate to the CEO or equivalent level with each party to meet in good faith to attempt a resolution of the Dispute. In the event the Parties are still unable to resolve the dispute, the dispute or conflict may then be submitted by the aggrieved Party to a mediator, mutually agreed to by the Parties, for mediation before a JAMS mediator, in San Francisco, California. The Parties shall cooperate with the mediator in an effort to resolve such dispute.

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(h)
Notices. All notices under this Agreement must be in writing and will be deemed given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified mail, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other party by written notice.

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IN WITNESS WHEREOF, the parties have entered into this Consulting Agreement as of the first date set forth above.

Aspira Women’s Health Inc.

By: /s/ Nicole Sandford

(Signature)

Name: Nicole Sandford

Title: Chief Executive Officer

Address: 3 Enterprise Drive, Suite 220, Shelton, CT 06484

John Kallassy

By: /s/ John Kallassy

(Signature)

Name: John Kallassy

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EXHIBIT A

SERVICES AND COMPENSATION

Services:

•
Act as the company’s Chief Financial Officer in accordance with the job description attached.

Compensation:

●
In consideration of the Consultant’s performance of the services, the Company agrees to pay the Consultant a monthly retainer of $12,500.00 in two equal installments of $6,250.00 on the 1st and 15th of every month for up to 25 hours per week for up to six months. Additionally, you will be eligible for a 50% bonus at the discretion of management and the compensation committee based on the achievement of performance goals established at the start of your employment.
●
Payment of Consultant’s invoices will be due within thirty (30) days of receipt.
●
Subject to the approval of the Board of Directors (the “Board”), you will be granted a new hire option to purchase 25,000 shares of the Company’s common stock, with 1/6 of the grant vesting upon the Effective Date and an additional 1/6 vesting each month thereafter until all 25,000 shares are vested. Vesting shall, in all cases, be contingent upon the Consultant’s continued service under this Agreement. The Consultant’s ability to exercise vested options shall be for a period of twelve months after Termination of the Consultant’s Relationship with the Company (the “Exercise Period”). If Consultant transitions to a permanent position with the Company, the Company will extend the Exercise Period for vested options to match the duration of the Consultant’s permanent employment. The exercise price per share will be equal to the fair market value per share on the date the option is granted. The option will be subject to the terms and conditions applicable to options granted under the Company’s 2019 Stock Incentive Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. You will receive a notification for access to your trade account within 30 days of your start date.

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Job Description

Job Title: SVP, Chief Financial Officer

Department: Finance & Accounting

Reports To: CEO

Location: Shelton, CT

FLSA Status: Exempt

POSITION SUMMARY

The Senior Vice President, Chief Financial Officer will direct and oversee the financial activities of the corporation, direct the preparation of current financial reports and summaries, and create forecasts predicting future growth. The CFO is responsible for managing the financial activities of a company and adhering to generally accepted accounting principles (GAAP) adopted by the Securities and Exchange Commission (SEC) and other regulatory entities.

ESSENTIAL FUNCTIONS

The SVP and CFO will perform the following essential functions:

•
Providing strategic management of the accounting and finance functions
•
Directing accounting policies, procedures and internal controls
•
Recommending improvements to ensure the integrity of a company’s financial information
•
Managing or overseeing the relationship with independent auditors
•
Collaborating with Technology lead on technology decisions
•
Overseeing financial systems implementations and upgrades
•
Managing relationships with investors and investment institutions
•
Identifying and managing business risks and insurance requirements
•
Hiring, training and retaining skilled accounting and finance staff
•
Creates and executes the finance and financial strategic plans for the organization under the direction of the Chief Executive Officer
•
Monitors the company’s financial performance and projects cash and capital needs for the establishment of short- and long-range cash, capital, and financing plans
•
Hires, develops, and oversees finance and accounting staff
•
Oversees the preparation of all financial reports of the company, including annual and quarterly corporate income statements, balance sheets and accompanying notes for inclusion in required reports to the Securities and Exchange Commission (SEC)
•
Prepares the annual report to shareholders for inclusion in the company’s proxy statement
•
Acts as the company’s primary point of contact for shareholders and the investor relations team/firm
•
Serves as the executive liaison to the Audit Committee of the Board of Directors and is responsible for the creation of all materials for Audit Committee Meetings
•
Oversees the execution of the annual financial statement audit and related quarterly reviews with the company’s independent auditor
•
Establishes and monitors systems of internal control over financial reporting (ICFR); provides quarterly/annual representations regarding the effectiveness of ICFR as required by law or regulation

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•
Remediates any control deficiencies identified on a timely basis
•
Prepares and files all Federal, state, and local tax returns
•
Establishes the annual financial plan and budget and monitors the company’s performance against the plan and budget
•
Establishes the company’s Enterprise Risk Management (ERM) program and provides periodic (at least annual) updates to the Executive Committee and Board of Directors
•
Directs investments and performs other cash management and treasury functions
•
Prepare earnings call script
•
Attend Investor conferences representing Company as investment opportunity
•
Manage relationships with Sell Side Analysts as well as Investment Banks
•
Support Due Diligence process associated with Company’s financing activities

REQUIRED SKILLS AND EXPERIENCE

•
Must have strong analytical, strategic planning and communication skills, including an ability to work well with the chief executive officer, board members and other senior managers.
•
Must have at least 10 years of experience in accounting or finance, including a minimum of five years in a management role.
•
Prefer candidates who possess a master’s degree in business administration (MBA) and/or a professional accreditation such as certified public accountant (CPA) or certified management accountant (CMA).
•
Must possess knowledge of all aspects of generally accepted accounting principles (GAAP), U.S. Securities and Exchange Commission (SEC) reporting.
•
Previous experience in public accounting also is highly valued.
•
Must have held positions of increasing responsibility within an accounting department, such as director of finance, director of accounting or controller.
•
Demonstrate proficiency with accounting software and other computer software

SUPERVISORY RESPONSIBILITIES

•
Supervise a team of professionals to include Corporate Controller, Director FP&A and Technical Accountant Consultant.

ETHICS AND COMPLIANCE RESPONSIBILITIES

•
In addition to the responsibilities delineated herein, the CFO is expected to comply with all laws and regulations, as well as adhere to the provisions of the company’s code of conduct. S/he will also remain current on all required training as established by the Chief Compliance Officer.

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